Independent Auditors' Consent

To the Shareholders and Board of Directors of Smith Barney Concert Allocation Series Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Concert Allocation Series Inc., in this Prospectus and Statement of Additional Information, of our report dated March 8, 2000, on the statement of assets and liabilities, and the related statement of operations, the statements of changes in net assets, and the financial highlights for each of the periods described below. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

Portfolio

High Growth Portfolio	Statement of Assets and Liabilities
Year ended
January 31, 2000

Growth Portfolio		Statement of Operations  			Year ended 		January 31, 2000

Balanced Portfolio	Statements of Changes in Net Assets
Two years ended 			January 31,2000
Conservative Portfolio   Financial Highlights 			Three years ended
										January 31, 2000
 Income Portfolio				and for the period from February 5, 1996
								(commencement of operations)
									to January 31, 1997

Global Portfolio		Statement of Assets and Liabilities
Year ended 											January 31, 2000
				Statement of Operations			Year ended January 31, 2000
				Statements of Changes in Net Assets		Year ended 											January 31, 2000
							and for the period from March 9, 1998
								(commencement of operations)
									to January 31, 1999
				Financial Highlights			Year ended
									January 31, 2000 and for
 								the period from March 9, 1998
 								(commencement of operations) to
 										January 31, 1999



KPMG LLP
New York, New York
May 23, 2000



Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Concert Allocation Series Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Concert Allocation Series Inc. (the Funds), in this Prospectus and Statement of Additional Information, of our report dated March 8, 2000, on the statements of assets and liabilities as of January 31, 2000 and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the two year period then ended and for the period from February 5, 1997 (commencement of operations) to January 31, 1998. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

Portfolio

Select High Growth Portfolio
Select Growth Portfolio
Select Balanced Portfolio
Select Conservative Portfolio
Select Income Portfolio


KPMG LLP
New York, New York
May 23, 2000
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